Exhibit 23.3


The Board of Directors               The Board of Directors
Holmes Financing (No.8) PLC          Holmes Funding Limited
Abbey House                          Abbey House
2 Triton Square                      2 Triton Square
Regents Place                        Regents Place
London                               London
NW1 3AN                              NW1 3AN

The Board of Directors
Holmes Trustees Limited
Abbey House
2 Triton Square
Regents Place
London
NW1 3AN

11 March 2004

Our Ref:     PML/RPC/SC4

Dear Sirs

INDEPENDENT AUDITORS' CONSENT

We  consent  to the use in this Registration Statement of Holmes Financing (No.
8) PLC, Holmes Funding Limited and Holmes Trustees Limited on Form S-11, of our report dated February 3, 2004 relating to the balance sheet of Holmes Financing (No. 8) PLC for January 23, 2004 and of our report dated February 3, 2004 relating to the financial statements of Holmes Funding Limited for the year ended December 31, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.



Yours faithfully,

Deloitte & Touche LLP